EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference into the Registration Statement (Form S-8, No. 33- ) pertaining to the Reliv' International, Inc. 1998 Distributor Stock Purchase Plan of our report dated March 17, 1998, with respect to the consolidated financial statements and schedule of RELIV' International, Inc., included in its annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                              /s/ ERNST & YOUNG, LLP
                                              -------------------------
                                              ERNST & YOUNG, LLP




St. Louis, Missouri
November 13, 1998